Exhibit 10.9

SECURITY AGREEMENT

WHEREAS, the undersigned LIFESAFE SERVICES, INC., a Minnesota corporation, 13828 Lincoln Street NE, Ham Lake, Minnesota (“LifeSafe”) seeks to induce CITIZENS INDEPENDENT BANK, a Minnesota corporation, 5050 Excelsior Boulevard, St. Louis Park, Minnesota (the “Bank”) to extend credit to STERION, INC., a Minnesota corporation, 13828 Lincoln Street NE, Ham Lake, Minnesota (the “Borrower”);

WHEREAS, the execution and delivery by LifeSafe of this Security Agreement is a condition precedent to the obligation of Bank to extend credit to Borrower; and

WHEREAS, LifeSafe will derive substantial benefits from the credit extended to Borrower.

NOW, THEREFORE, in contemplation of the premises and of other good and valuable consideration, the receipt of which is hereby acknowledged, LifeSafe hereby represents and agrees as follows:

1.

Grant of Security Interest Collateral:  To secure performance of the credit extended to Borrower by Bank, LifeSafe hereby grants a security interest to Bank in the property identified on Schedule “A” attached hereto and in any replacements or additions thereto (the “Collateral”).

2.

Location of Collateral.  The Collateral will be located at LifeSafe’s offices and at the offices of its customers and LifeSafe will not, without prior written consent of Bank, which will not be unreasonably withheld, remove or permit the same to be removed therefrom, except in the ordinary course of business.

3.

Protection of Collateral.  LifeSafe will use the Collateral in a lawful manner consistent with this Security Agreement and with the terms and conditions of any insurance thereon.  LifeSafe will keep the Collateral insured at all times against loss by fire or other hazards concerning which, in the reasonable judgment of Bank, insurance protection is necessary, with a company or companies reasonably satisfactory to Bank in an amount not less than the outstanding invoice amount for the Collateral.  All such policies will have loss payable clauses in favor of Bank.  LifeSafe will furnish Bank, upon Bank request, a copy of the certificate of insurance evidencing the coverage required pursuant to this section.

4.

Filing.  LifeSafe will at any time or times hereafter execute such financing statements and other instruments and perform such acts as Bank may reasonably request to establish and maintain a valid security interest in the Collateral.  Bank will pay all costs of filing and recording of such financing statements.

5.

Maintenance of Collateral.  LifeSafe will keep and maintain the Collateral in good condition and will not remove, sell, lease or otherwise dispose of any material portion of the Collateral without the prior express written consent of Bank, which consent shall not be unreasonably withheld.  Notification of intended disposition of any material portion of the Collateral, shall be given by written notice, delivered at least Thirty (30) days prior to the date of intended disposition at Bank’s address as provided above.

6.

Events of Default.  LifeSafe will be in default under this Security Agreement upon the occurrence or existence of one or more of the following events:

(a)

Borrower’s failure to pay outstanding amounts due to Bank; or

(b)

the failure to observe or perform any term of this Security Agreement and the failure to cure such default within Thirty (30) days after the receipt of notice from Bank specifying the default; or

(c)

LifeSafe becoming unable to pay its debts as they mature or making of an assignment for the benefit of creditors, or the institution of any proceeding by or against LifeSafe alleging that LifeSafe is insolvent or unable to pay its debts as they mature which is not dismissed within Sixty (60) days after the filing thereof.

7.

Remedies upon Default:  In the event of default and failure to timely cure such default Bank may exercise all of the rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law.

8.

Application of Proceeds.  If any Default or Event of Default shall have occurred and be continuing, Bank may in its discretion apply any cash held by Bank as Collateral, and any cash proceeds received by Bank in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, to any or all of the following in such order as Bank may elect:

(a)

to the repayment of the reasonable costs and expenses, including reasonable attorneys’ fees and legal expenses, incurred by Bank in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of Bank hereunder, or (iv) the failure of LifeSafe to perform or observe any of the provisions hereof;

(b)

to the payment or other satisfaction of any liens and other encumbrances upon any of the Collateral;

(c)

to the satisfaction of any other secured obligations;

(d)

by holding the same as Collateral;

(e)

to the payment of any other amounts required by applicable law; and

(f)

by delivery to LifeSafe or to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

9.

Notice of Disposition of Collateral.  If any notification of intended disposition by Bank of any of the Collateral is required by law, such notification shall be deemed reasonably and properly given if mailed at least Ten (10) days before such disposition, postage prepaid, addressed to LifeSafe.

10.

Notice:  Any notice or communication provided for in this Agreement shall be in writing and shall be deemed given if telecopied or hand delivered upon the date received, return receipt requested, addressed to the proper party at the following addresses:

If to LifeSafe:

LifeSafe Services, Inc.

13828 Lincoln Street NE

Ham Lake, MN 55304

If to Bank:

Citizens Independent Bank

5050 Excelsior Blvd.

St. Louis Park, MN 55426

or at such other address as may be designated by the parties.

11.

Waiver:  Waiver by Bank of any default hereunder shall not be a waiver of any other default or of the same default on a later occasion.  No delay or failure by Bank to exercise any right or remedy shall be a waiver of such right or remedy, and no single or partial exercise by Bank of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy at any other time.

12.

Governing Law; Venue; Severability:  This Agreement shall be governed and construed under the laws of the state of Minnesota.  The parties expressly agree that venue will be in the state of Minnesota only, and consent to the exclusive jurisdiction of the courts of the state of Minnesota, County of Hennepin in either the state or federal courts located therein.  If any part of this contract shall be judged invalid, the remainder shall not thereby be invalidated.

13.

Counterparts.  This Agreement may be signed in multiple copies, each of which shall be considered an original, but all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement the day and year above written.

LifeSafe Services, Inc.

Citizens Independent Bank

By: /s/  Kenneth W. Brimmer

By: /s/  Gerry Weiser

Kenneth W. Brimmer

Gerry Weiser

Its:

Chief Executive Officer

Its:

Vice President

EXHIBIT A

All inventory, equipment, accounts (including but not limited to all health-care-insurance receivables), chattel paper, instruments (including but not limited to all promissory notes), letter-of credit rights, letters of credit, documents, deposit accounts, investment property, money, other rights to payment and performance (including any rights under the Oxygen Therapies, Inc. License Agreement dated February 3, 1994), and general intangibles (including but not limited to all software and all payment intangibles); all fixtures (except those which have been permanently affixed to or become incorporated into real property); all attachments, accessions, accessories, fittings, increases, tools, parts, repairs, supplies, and commingled goods relating to the foregoing property, and all additions, replacements of and substitutions for all or any part of the foregoing property; all insurance refunds relating to the foregoing property, and all equipment, inventory and software to utilize, create, maintain and process any such records and data on electronic media; and all supporting obligations relating to the foregoing property; all whether now existing or hereafter arising, whether now owned or hereafter acquired or whether now or hereafter subject to any rights in the foregoing property; and all products and proceeds (including but not limited to all insurance payments) of or relating to the foregoing property; whether any of the foregoing is owned now or acquired later; all accessions, additions, replacements, and substitutions relating to any of the foregoing; all records of any kind relating to any of the foregoing; all proceeds relating to any of the foregoing (including insurance, general intangibles and accounts proceeds).